Exhibit 10.3
EXECUTION COPY

CVR NITROGEN, LP
CVR NITROGEN FINANCE CORPORATION
GUARANTORS PARTY HERETO
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee
and
WILMINGTON TRUST, NATIONAL ASSOCIATION
as Collateral Trustee

SUPPLEMENTAL INDENTURE
Dated as of June 10, 2016
to
Indenture
Dated as of April 12, 2013
6.500% Second Lien Senior Secured Notes due 2021

This FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 10, 2016, among CVR NITROGEN, LP (f/k/a EAST DUBUQUE NITROGEN PARTNERS, L.P. and Rentech Nitrogen Partners, L.P.), a Delaware limited partnership (the “Company”), CVR NITROGEN FINANCE CORPORATION (f/k/a EAST DUBUQUE FINANCE CORPORATION and Rentech Nitrogen Finance Corporation), a Delaware corporation (together with the Company, the “Issuers”), the guarantors listed on Schedule I hereto (the “Guarantors”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee, and WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral trustee. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture.
WITNESSETH:
WHEREAS, the Issuers have issued their 6.500% Second Lien Senior Secured Notes due 2021 (the “Notes”) pursuant to the Indenture;
WHEREAS, the Company has offered to purchase for cash any and all outstanding Notes (the “Tender Offer”);
WHEREAS, in connection with the Tender Offer, the Company has requested that Holders of the Notes deliver their consents with respect to the deletion of certain provisions of the Indenture;
WHEREAS, Section 9.02 of the Indenture provides that the Issuers, the Guarantors, the Trustee and the Collateral Trustee may amend or supplement the Indenture and the Notes and release the Collateral from the Liens securing the Notes with the consent of the Holders of at least 66 ⅔% in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes);
WHEREAS, the Holders of at least 66 ⅔% in aggregate principal amount of the outstanding Notes have duly consented to the proposed modifications set forth in this Supplemental Indenture in accordance with the Indenture (including Section 9.02 thereof);
WHEREAS, the Company has heretofore delivered, or is delivering contemporaneously herewith, to the Trustee and Paying Agent and Registrar (i) a copy of resolutions of the Board of Directors of the Company authorizing the execution of this Supplemental Indenture, (ii) evidence of the consent of the Holders set forth in the immediately preceding paragraph and (iii) the Officers’ Certificate and the Opinion of Counsel described in Section 9.05 and Section 13.03 of the Indenture and pursuant to Section 4.1(a)(4) of the Collateral Trust Agreement; and
WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture valid and binding have been complied with or have been done or performed.
NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Supplemental Indenture, might operate to limit such action, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE ONE
AMENDMENTS
SECTION 1.1    Amendments.
(a)    Subject to Section 2.2 hereof, the Indenture is hereby amended by deleting in their entireties: (i) Sections 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 5.01(a)(4), 9.03, 11.04(a), and 12.01(a)(2) and (b), (ii) Article 10 (other than Section 10.06 thereof) and (iii) the second sentence of Section 9.03. Each item deleted in clause (i) of the preceding sentence is to be replaced with “Intentionally Omitted.”
(b)    Subject to Section 2.2 hereof, all of the Collateral is hereby released from the Liens securing the Notes and the Security Documents are hereby terminated and the appointment of the Collateral Trustee is hereby terminated; provided that any provisions of the Indenture (as it relates to the Collateral Trustee) or the Security Documents that expressly survive or otherwise remain enforceable after termination shall not be affected hereby.
(c)    Effective as of the date hereof, none of the Company, the Trustee or other parties to or beneficiaries of the Indenture shall have any rights, obligations or liabilities under such Sections or Clauses and such Sections or Clauses shall not be considered in determining whether an Event of Default has occurred or whether the Company has observed, performed or complied with the provisions of the Indenture.
SECTION 1.2    Events of Default.
(a)    Section 6.01 of the Indenture is hereby amended to state, in its entirety, the following:
Section 6.01    Events of Default.
Each of the following is an “Event of Default”:
(1)    default for 30 consecutive days in the payment when due of interest on the Notes; or
(2)    default in payment when due of the principal of, or premium, if any on the Notes.
(b)    All references to Section 6.01 of the Indenture shall mean Section 6.01 as amended by this Supplemental Indenture.
SECTION 1.3    Amendment of Definitions. Subject to Section 2.2 hereof, the Indenture is hereby amended by deleting any definitions from the Indenture with respect to which references would be eliminated as a result of the amendments of the Indenture pursuant to Section 1.1 hereof.

ARTICLE TWO
MISCELLANEOUS
SECTION 2.1    Effect of Supplemental Indenture. Except as amended hereby, all of the terms of the Indenture and the Security Documents shall remain and continue in full force and effect and are hereby confirmed in all respects. From and after the date of this Supplemental Indenture, all references to the Indenture (whether in the Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Indenture as amended and supplemented by this Supplemental Indenture.
SECTION 2.2    Effectiveness. The provisions of this Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the provisions of this Supplemental Indenture shall become operative only upon the purchase by the Company of at least 66 ⅔% in principal amount of the outstanding Notes pursuant to the Tender Offer, with the result that the amendments to the Indenture effected by this Supplemental Indenture shall be deemed to be revoked retroactively to the date hereof if such purchase shall not occur. For the avoidance of doubt, Notes owned by the Issuers or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with either Issuer or any Guarantor, will be considered as though not outstanding for purposes of this Section 2.2.
SECTION 2.3    Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
SECTION 2.4    FATCA. For purposes of determining withholding taxes imposed under sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986 or any associated regulations, related treaties, laws, regulations or intergovernmental agreements (FATCA), from and after the effective date of this Supplemental Indenture, the Issuers, the Trustee and the Collateral Trustee shall treat (and the Holders hereby authorize the Trustee to treat) the Notes as not qualifying as a “grandfathered obligation” within the meaning of U.S. Treasury Regulation Section 1.1471-2(b)(2)(i).
SECTION 2.5    No Representations by Trustee. The recitals contained herein shall be taken as the statement of the Company, and the Trustee and the Collateral Trustee assume no responsibility for the correctness or completeness of the same.
SECTION 2.6    Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall constitute but one and the same instrument.
(Signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date hereof.

CVR NITROGEN, LP, as an Issuer
By: CVR NITROGEN GP, LLC, its general partner
By:	/s/ Susan M. Ball
Name:	Susan M. Ball
Title:	Chief Financial Officer and Treasurer

CVR NITROGEN FINANCE CORPORATION, as an Issuer

By:	/s/ Susan M. Ball
Name:	Susan M. Ball
Title:	Chief Financial Officer and Treasurer

EAST DUBUQUE NITROGEN FERTILIZERS, LLC, as a Guarantor

By:	/s/ Susan M. Ball
Name:	Susan M. Ball
Title:	Chief Financial Officer and Treasurer

Signature Page to the Supplemental Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Maddy Hughes
	Name:	Maddy Hughes
	Title:	Vice President

Signature Page to the Supplemental Indenture

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Trustee
By:	/s/ Joseph P. O’Donnell
	Name:	Joseph P. O’Donnell
	Title:	Vice President

Signature Page to the Supplemental Indenture

SCHEDULE 1. THE GUARANTORS

EAST DUBUQUE NITROGEN FERTILIZERS, LLC